Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis—November 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013
Yield	14.39%	14.38%
Less: Coupon	1.67%	1.76%
Servicing Fee	1.50%	1.50%
Net Credit Losses	5.40%	5.40%
Excess Spread:
November-08	5.82%	5.72%
October-08	4.26%	4.17%
September-08	5.71%	5.62%
Three Month Average Excess Spread	5.26%	5.17%

Delinquency:
30 to 59 Days	1.15%	1.15%
60 to 89 Days	0.83%	0.83%
90+ Days	1.76%	1.76%
Total	3.74%	3.74%

Principal Payment Rate	14.43%	14.43%